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                                                              EXHIBIT 5.1

                                LATHAM & WATKINS
                          885 Third Avenue, Suite 1000
                            New York, New York 10022
                                 (212) 906-1200


                                October 11, 1996




Promus Hotels, Inc.
Promus Hotel Corporation
755 Crossover Lane
Memphis, Tennessee  38117

     Re:  Shelf Registration of $300,000,000
          AGGREGATE PRINCIPAL AMOUNT OF DEBT SECURITIES
          ---------------------------------------------

Ladies and Gentlemen:

          In connection with the registration of $300,000,000 aggregate principal amount of Debt Securities (the "Securities") by Promus Hotels, Inc., a Delaware corporation ("PHI") and the guarantee of the Securities (the "Guarantee") by Promus Hotel Corporation, a Delaware corporation ("Promus"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 11, 1996 (the "Registration Statement"), and the offering of such Securities from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by PHI and Promus in connection with the authorization and issuance of the Securities and the Guarantee, respectively, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our

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Promus Hotels, Inc.
Promus Hotel Corporation
October 11, 1996
Page 2

satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state, and in the case of Delaware, any other laws.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

          1. The Securities have been duly authorized by all necessary corporate action of PHI, and when the Securities have been established by an Indenture, and duly executed, authenticated and delivered by or on behalf of PHI against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or applicable Prospectus Supplement, the Securities will constitute legally valid and binding obligations of PHI, enforceable against PHI in accordance with their terms.

          2. The Guarantee has been duly authorized by all necessary corporate action of Promus, and when the Guarantee has been duly established by an Indenture, and duly executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Securities and upon payment therefor, will be a legally valid and binding obligation of Promus, enforceable against Promus in accordance with its terms.

          The opinions rendered above relating to the enforceability of the Securities and the Guarantee are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general

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Promus Hotels, Inc.
Promus Hotel Corporation
October 11, 1996
Page 3

principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the manner by which the acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (v) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Article XI of the Indenture.

          To the extent that the obligations of PHI and Promus under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                              Very truly yours,


                              LATHAM & WATKINS